Exhibit 99.1

SELLAS Life Sciences Announces Settlement of Derivative Litigation

NEW YORK, September 23, 2021 - SELLAS Life Sciences Group, Inc. (NASDAQ: SLS) ("SELLAS" or the “Company”), a late-stage clinical biopharmaceutical company focused on developing novel cancer immunotherapies for a broad range of indications, today announced that on September 10, 2021 the United States District Court for the District of New Jersey (the "Court") issued an order (the "Preliminary Order") providing for preliminary approval of the proposed settlement of the claims relating to the Company’s predecessor, Galena Biopharma, Inc., and asserted derivatively on behalf of the Company against the individual defendants named in the previously disclosed stockholder derivative actions (i) Keller v. Ashton, et al, Civil Action No. 2:17-cv-1777 (D.N.J.); and (ii) Johnson v. Schwartz, et al, Civil Action No. 2:18-cv-00903 (D.N.J.) pending before the Court in accordance with the Stipulation of Settlement, dated June 15, 2021 (the "Stipulation"). The Stipulation also resolves all claims asserted in another derivative action arising from the same facts, Jacobs v. Schwartz, et al, Case No. CIVMSC17-01222, (Calif. Sup. Ct., Contra Costa). The Stipulation calls for the Company to adopt certain policies relating to the potential future commercialization of the Company’s clinical candidates and for the Company's insurer to pay plaintiff's counsel up to $270,000 in attorney's fees and reimbursement of expenses.  The Preliminary Order set a final settlement approval hearing for November 19, 2021.

As required by the Preliminary Order, the Stipulation and the Notice of Proposed Settlement (the "Notice") have been posted in the Investor Relations section of our website, and can be found at https://www.sellaslifesciences.com/investors/investor-resources/default.aspx#section=derivative-litigation

About SELLAS Life Sciences Group, Inc.

SELLAS is a late-stage clinical biopharmaceutical company focused on developing novel cancer immunotherapeutics for a broad range of indications. SELLAS’ lead product candidate, GPS, is licensed from Memorial Sloan Kettering Cancer Center and targets the WT1 protein, which is present in an array of tumor types. GPS has potential both as a monotherapy and in combination to address a broad spectrum of hematologic malignancies and solid tumor indications. SELLAS’ second product candidate, nelipepimut-S (NPS), is a HER2-directed cancer immunotherapy with potential to treat patients with early-stage breast cancer with low to intermediate HER2 expression, otherwise known as HER2 1+ or 2+, which includes TNBC patients, following the standard of care.

For more information on SELLAS, please visit www.sellaslifesciences.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements,” including those relating to future events. In some cases, forward-looking statements can be identified by terminology such as “plan,” “expect,” “anticipate,” “may,” “might,” “will,” “should,” “project,” “believe,” “estimate,” “predict,” “potential,” “intend,” or “continue” and other words or terms of similar meaning. These statements include, without limitation, statements related to the settlement of certain litigation. These forward-looking statements are based on current plans, objectives, estimates, expectations, and intentions, and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the COVID-19 pandemic, and other risks and uncertainties affecting SELLAS and its development programs as set forth under the caption “Risk Factors” in SELLAS’ Annual Report on Form 10-K filed on March 23, 2021 and in its other SEC filings. Other risks and uncertainties of which SELLAS is not currently aware may also affect SELLAS’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date hereof. SELLAS undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Investor Contacts
Valter Pinto / Allison Soss
KCSA Strategic Communications
Email: SELLAS@kcsa.com
Phone: 914.907.2675 / 215.272.2707

Media Contacts
Caitlin Kasunich / Raquel Cona
KCSA Strategic Communications
Email: SELLAS@kcsa.com
Phone: 212.896.1241 / 212.896.1276